Exhibit 15.1

PRICEWATERHOUSECOOPERS

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Securities and Exchange Commission                   PricewaterhouseCoopers AS
450 Fifth Street, N.W.                               N-0245 Oslo
Washington, D.C. 20549                               Telephone +47 95 26 00 00
USA                                                  Facsimile +47 23 16 10 00

January 6, 2005

Commissioners:

     We are aware that our report dated December 21, 2004 on our review of interim financial information of Frontline Ltd. for the three and nine month periods ended September 30, 2004 included in the Company's report on Form 6-K for the quarter ended September 30, 2004 is incorporated by reference in its Form F-3 Registration Statement dated January 6, 2005.

Yours very truly,
PricewaterhouseCoopers AS


/s/ Fredrik Melle

Fredrik Melle
State Authorized Public Accountant (Norway)